UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of CACI International Inc (the “Company”), for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on November 15, 2018.

The results detailed below represent the final voting results:

Proposal 1

The following eleven nominees were elected to the Board of Directors of the Company:

Director Name	For	Against	Abstain	Broker Non-Votes
Kenneth Asbury	21,340,028	45,746	3,489	1,742,080
Michael A. Daniels	21,281,884	102,022	5,357	1,742,080
James S. Gilmore III	21,350,491	32,808	5,964	1,742,080
William L. Jews	21,353,063	30,618	5,582	1,742,080
Gregory G. Johnson	21,209,840	173,895	5,528	1,742,080
J.P. London	21,310,917	74,498	3,848	1,742,080
James L. Pavitt	21,312,438	71,616	5,209	1,742,080
Warren R. Phillips	19,304,554	2,079,542	5,167	1,742,080
Debora A. Plunkett	21,362,650	21,447	5,166	1,742,080
Charles P. Revoile	20,155,362	1,228,732	5,169	1,742,080
William S. Wallace	21,356,896	27,678	4,689	1,742,080

 Proposal 2

Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2018 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	Against	Abstain	Broker Non-Votes
20,560,065	747,148	82,050	1,742,080

Proposal 3

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

For	Against	Abstain
22,699,453	414,048	17,842

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: November 20, 2018	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary